UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2006

POWER EFFICIENCY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-31805	22-3337365
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

3960 Howard Hughes Pkwy, Suite 460, Las Vegas, NV		89109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 697-0377

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.03	Creation of a Direct Financial Obligation

On April 19, 2006, the Registrant entered into a financing transaction in which the Registrant issued a $1,000,000 convertible, secured note (the “Note”) to EMTUCK, LLC (“EMTUCK”), in which the managing member is a management company wholly owned and controlled by the Registrant’s CEO. The Note is subject to increase up to $1,500,000 if EMTUCK makes available such increased amount. The Note bears interest of 10.75% per annum, with interest payments due quarterly, beginning July 19, 2006. The Note’s principal becomes due on January 19, 2007 (the “Maturity Date”). The Registrant can draw on the note, in increments of up to $200,000, and interest is calculated on the outstanding principal drawn. The Note is secured by a first lien and security interest in all of the Registrant’s accounts receivable and inventory now or hereafter acquired, and a second lien and security interest in all other collateral, subordinate to the existing lien and security interest in favor of Pali Capital Corporation as representative of the holders of promissory notes of the Registrant in the aggregated principal amount of $1,464,806 due October 26, 2006, and $125,000 due February 24, 2007 (the “Pali Notes”). In the event of default (as defined in the note), EMTUCK may upon written notice to the Registrant elect to declare the entire principal amount of the Note then outstanding together with accrued and unpaid interest thereon due and payable. Upon receipt of such notice, the Registrant shall have seven (7) business days to cure the event of default and if uncured on the eighth (8) business day, all principal and accrued interest shall become immediately due and payable.

Item 3.02	Unregistered Sale of Equity Securities

The members of EMTUCK will promptly be issued 2,083,334 warrants in conjunction with the Note, with an exercise price of $0.24 per share. 1,458,334 warrants will vest immediately, with the remaining 625,000 warrants vesting equally over nine (9) months. The warrants will have a cashless exercise provision and will have a 5 year term. If after the date of issuance of the warrants, the Registrant files a registration statement under the Securities Act of 1933, or amends an existing registration statement, in either case, the Registrant will use its best efforts to include the shares issuable on exercise of the warrants in such registration statement or amended registration statement.

Item 5.02	Election of Directors and Appointment of Principal Officers

On April 18, 2006, the Board of Directors of the Registrant elected Rob Murray as a Director of the Registrant. Presently, the Registrant’s entire Board of Directors serves as the Audit Committee, thus Mr. Murray will serve on the Audit Committee. Along with Mr. Murray’s election to the Board of Directors, the Registrant named Mr. Murray the Registrant’s Executive Vice President and Chief Operating Officer.

Mr. Murray was the President, Director and Co-Owner of GoWireless, Inc. for 7 years, where he helped grow the company from 7 stores and $2 million in annual revenue to 110 stores and $38 million in annual revenues. Prior to GoWireless, Mr. Murray was Vice President and General Manager of Paging Network, Inc. Mr. Murray was with Paging Network, Inc for 7 years, where he was promoted 4 times to larger market responsibilities, beginning from $9 million to $70 million and managed 325 employees in 6 branch offices by the time he left. Prior to Paging Network, Inc., Mr. Murray served in various capacities as a Marketing Officer, Senior Account Manager and a Senior Accountant. Mr. Murray earned a Bachelors of Science in Business Administration and Accounting from the University of Southern California and is a former CPA in California.

Also on April 18, 2006, Eric Naroian tendered his resignation as a Director of the Registrant to the Registrant’s Board of Directors.

Item 9.01.	Exhibits

	Description of Document	Location

10.1	Interim Financing Agreement with EMTUCK, LLC Dated April 18, 2006	Filed herewith.

10.2	Promissory Note granted to EMTUCK, LLC dated April 19, 2006	Filed herewith.

10.3	Security Agreement with EMTUCK, LLC dated April 19, 2006	Filed herewith.

10.4	Form of warrant	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER EFFICIENCY CORPORATION (Registrant)

By:	/s/ Steven Strasser
Steven Strasser, CEO

Date: April 24, 2006